UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 13, 2009

PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Delaware	0-11635	59-2058100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

147 Keystone Drive, Montgomeryville, Pennsylvania	18936
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)        On May 13, 2009, PhotoMedex, Inc. (the “Company”) entered into director indemnification agreements (each, an “Indemnification Agreement”) with the following members of its Board of Directors:  David W. Anderson, Stephen P. Connelly, Wayne M. Withrow and Leonard L. Mazur.  Each Indemnification Agreement provides customary procedures regarding the defense of certain claims and the advancement of certain expenses.  A copy of the form of Indemnification Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, the Company issued a press release on May 14, 2009 announcing the Company’s financial results for the quarter ended March 31, 2009 (the “Earnings Release”).  The Company furnished a copy of the Earnings Release in its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2009.  Also on May 14, 2009, the Company held a conference call to discuss the Earnings Release.  A transcript of the conference call is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Description

10.1	Form of Indemnification Agreement.

99.1	Transcript of conference call held by PhotoMedex, Inc. on May 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: May 18, 2009	By:	/s/ Jeffrey F. O’Donnell
Jeffrey F. O’Donnell
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Indemnification Agreement.

99.1	Transcript of conference call held by PhotoMedex, Inc. on May 14, 2009.